Exhibit 99.1

Blockbuster Reports Fourth Quarter and Fiscal-Year 2008 Financial Results

Company Reports Progress on Refinancing

DALLAS, March 19, 2009 — Blockbuster Inc. (NYSE: BBI, BBI.B), a leading global provider of media entertainment, today announced financial results for the fourth quarter and fiscal-year ended January 4, 2009. Fiscal year 2008 included 52 weeks, while fiscal year 2007 included 53 weeks.

Full-Year Financial Highlights

•	Refinancing of existing revolving credit facility underway

•	Domestic same-store sales increased 6.4 percent; domestic same-store rental revenues increased 1.2 percent and same-store retail revenues increased 37.4 percent

•	Domestic rental and retail comparables were both positive for the first time in eight years

•	Due to a non-cash charge related to the impairment of goodwill and other long lived assets, the company reported a full year net loss of $374.1 million

•	Adjusted net income was $79.3 million

•	Year-over-year adjusted EBITDA increased 77.3 percent to $319.1 million, exceeding company’s guidance

“Our 2008 full-year results demonstrate the viability of our core rental offering and underscore the progress we made to diversify Blockbuster into a multi-channel provider of media entertainment,” stated Jim Keyes, Chairman and Chief Executive Officer of Blockbuster. “In 2009, we will continue our diversification efforts, especially through digital alliances that leverage our brand equity. However, in light of market conditions, we will adopt a more conservative approach with regard to our capital-intensive initiatives, and, as a result, expect lower revenue comparables but strong EBITDA.”

Consolidated Fourth Quarter Financial Results

Total revenues were $1.38 billion, compared with total revenues of $1.57 billion for the same period one year ago. The company’s results were impacted by the 52-week year, compared to the 53-week year in 2007. Additionally, fourth quarter 2008 total consolidated revenues reflect the negative impact of foreign currency exchange rates, a decline in the company-operated store base worldwide, and lower rental revenues from the company’s by-mail rental service.

Gross profit for the fourth quarter of 2008 was $682.3 million, compared to $797.1 million in the same period one year ago. The gross profit decline was primarily attributable to impact of the 52-week year, compared to the 53-week year in 2007, lower rental revenue and the negative impact of foreign currency exchange rates. These, combined with the company’s investments to support its rental in-stock initiative, resulted in a gross margin decline of 160 basis points to 49.3 percent, compared to 50.9 percent in the fourth quarter of 2007.

Operating expenses for the fourth quarter were $1.02 billion, compared with $723.9 million in the same period one year ago. The increase was driven by a non-cash charge of $435.0 million for the impairment of goodwill and other long-lived assets. General and administrative (“G&A”) expenses during the fourth quarter of 2008 were $524.2 million, compared to $642.9 million in the fourth quarter of 2007. This represents a decrease of $118.7 million, which largely offsets the decline in gross profit. Advertising expense was $27.2 million, which decreased 22.5 percent from $35.1 million in the fourth quarter one year ago.

Fourth quarter 2008 earnings before interest, taxes, depreciation and amortization (“EBITDA”) was $130.9 million, representing an increase of $11.8 million when compared to $119.1 million in the fourth quarter of 2007. Adjusted EBITDA, which excludes stock-based compensation expenses and costs associated with lease terminations and severance, was $136.2 million, compared to adjusted EBITDA of $137.5 million in the same period one year ago.

Net loss was $359.8 million, or $1.89 per diluted share, which includes the non-cash charge of $435.0 million for the impairment of goodwill and other long-lived assets. This compares to net income of $41.0 million, or $0.18 per diluted share, in the fourth quarter of 2007. Adjusted net income for the fourth quarter of 2008, which excludes impairments, stock-based compensation expenses and costs associated with lease terminations and severance, totaled $80.4 million, or $0.40 per diluted share. This compares to adjusted net income of $57.8 million, or $0.26 per diluted share, in the fourth quarter of 2007. A reconciliation of adjusted results is shown in the tables on pages 6 and 7 following the text of this press release.

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Blockbuster Inc. Fourth Quarter and Fiscal Year Ended January 4, 2009 Financial Results Release

Blockbuster ended the fourth quarter of 2008 with $154.9 million in cash and cash equivalents. Cash provided by operating activities during the quarter increased $6.9 million to $152.1 million, compared with $145.2 million of cash provided by operating activities in the fourth quarter of 2007. Free cash flow (net cash used for operating activities less capital expenditures) was positive at $110.1 million in the fourth quarter of 2008, compared with positive free cash flow of $122.8 million in the same period one year ago.

Consolidated Fiscal-Year 2008 Financial Results

Total revenues for the full year 2008 were $5.29 billion, compared to $5.54 billion for the full year of 2007. Operating loss for fiscal 2008 totaled $293.3 million, compared to operating income of $39.1 million for the full year 2007.

For the full year 2008, operating expenses totaled $3.02 billion, compared to $2.83 billion for the full year 2007. The 2008 operating expense total includes the non-cash charge of $435.0 million for the impairment of goodwill and other long-lived assets as mentioned above. Additionally, 2007 full year operating expenses included a one-time gain of $81.5 million on the sale of the company’s Gamestation subsidiary.

Net loss for the full year was $374.1 million, or $2.01 per share, compared with net loss of $73.8 million, or $0.45 per share, in 2007. Excluding the gain or loss on certain assets, impairments, costs associated with severance and lease terminations and certain other items, as shown on pages 6 and 7 of the financial tables, adjusted net income for the full year 2008 was $79.3 million, or $0.35 per share. This compares with adjusted net loss of $124.3 million, or $0.71 per share, in 2007.

Additional financial and operational information, including the calculation of adjusted results and the reconciliations of other non-GAAP financial measures used herein, may be found in the tables accompanying this news release.

Same-Store Sales

Blockbuster recorded its fourth consecutive quarter of positive domestic same-store sales in the fourth quarter of 2008. For the fourth quarter, domestic same-store sales increased 4.4 percent, representing a 5.3 percent increase when compared to a decline of 0.9 percent in the same period in 2007. The increase in same-store sales for the fourth quarter of 2008 was comprised of a 2.6 percent decrease in domestic same-store rental comparables and a 36.5 percent increase in domestic same-store retail comparables, which was largely driven by increased sales of games, game merchandise and consumer electronics. International same-store sales increased 2.8 percent, reflecting a 5.9 percent decline in same-store rental comparables and a 10.1 percent increase in same-store retail comparables. Worldwide same-store sales increased 3.7 percent.

For the full year of 2008, Blockbuster achieved a 6.4 percent increase in domestic same-store sales, compared to a decrease of 6.9 percent in 2007. The 2008 domestic same-store comparable includes a 1.2 percent increase in domestic same-store rental comparables and a 37.4 percent increase in domestic same-store retail comparables. International same-store sales decreased 0.4 percent, reflecting a 2.8 percent decline in same-store rental comparables and a 2.4 percent increase in same-store retail comparables. Worldwide same-store sales for the full year of 2008 increased 3.9 percent.

Refinancing Update

Mr. Keyes further commented, “We are pleased to report that we have reached agreements with JPMorgan Chase Bank and two of the largest lenders under our existing revolving credit facility to amend and extend the revolving credit facility through September 30, 2010. The commitments from these lenders, with respect to the extended revolving credit facility, represent 65 percent of the expected aggregate principle amount of the extended revolving credit facility.”

“We believe that the support of our lenders during these challenging times demonstrates their confidence in the company and our commitment to transform Blockbuster into a source for multi-media entertainment. We will be initiating conversations with our other lenders and are optimistic about those future conversations. We have dedicated considerable effort and resources to achieving workable financing solutions in a difficult capital market, and we are grateful to our lenders for their willingness to engage in productive discussions. As a result of the focus on refinancing efforts, we expect to file our Annual Report on Form 10-K for 2008 no later than April 6, 2009 to allow us time to complete negotiations with our lenders.”

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Blockbuster Inc. Fourth Quarter and Fiscal Year Ended January 4, 2009 Financial Results Release

Mr. Keyes concluded, “It is likely that our financial statements and our auditors’ report will include reference to going concern risks until our financing is complete and liquidity assured. We intend to achieve an amendment and extension of the existing revolving credit facility and other arrangements that we believe will provide us with adequate liquidity.”

The Company expects to file with the SEC on or before March 23, 2009 a Notification of Late Filing on Form 12b-25 delaying the filing of its Annual Report on Form 10-K for fiscal 2008 until on or before April 6, 2009. In the event that the Company is unable to complete the extension of its revolving credit facility or uncertainties regarding the Company’s liquidity position remain unresolved at the time the Company ultimately files its fiscal 2008 Form 10-K, management anticipates that the report of the Company’s independent registered public accounting firm relative to the Company’s 2008 consolidated financial statements will contain an explanatory paragraph indicating that substantial doubt exists with respect to the Company’s ability to continue as a going concern. Such an explanatory paragraph will, unless waived by the Company’s lenders, constitute a default under the Company’s credit agreement. If not cured or waived, such a default could result in the termination of the commitments under the credit agreement, and the acceleration of all outstanding amounts thereunder, which will trigger an event of default under the Company’s senior subordinated notes indenture. However, the proposed amendment will waive any potential default arising with respect to such an explanatory paragraph, and, as such, would prevent the occurrence of any such cross-default under the company’s senior subordinated notes indenture.

2009 Outlook

“In the fourth quarter the company generated strong cash flow from operations before working capital, resulting in free cash flow of $110 million dollars,” stated Tom Casey, Executive Vice President and Chief Financial Officer of Blockbuster. “On March 11, 2009, we accessed our available borrowing capacity of $60 million under our revolving credit facility as a precaution against prevailing economic conditions and ongoing uncertainty in the credit market, and as a cushion in the event we require incremental capital in the coming months to meet typical or unanticipated working capital, general corporate and operating needs.”

Mr. Casey continued, “We remain cognizant of the constrained capital markets and our needs to reduce costs and maximize cash flow. As a result, we intend to further reduce G&A by over $200 million through significant ongoing cost reductions across all areas of the business, including compensation and lease costs. We believe our conservative approach towards operating the business will allow us to deliver fiscal 2009 adjusted EBITDA in the range of $305 million to $325 million, which corresponds to GAAP financial measures of operating income in the range of $164 million to $184 million and net income in the range of $40 million to $60 million.”

The Company will provide business updates and a more detailed review of its 2008 financial information in conjunction with the conference call previously announced and referenced below.

Fourth Quarter and Fiscal Year 2008 Financial Results Web Cast and Conference Call

Blockbuster will host a conference call today, March 19, 2009, at 4:30 p.m. Eastern Time (ET). Investors and analysts may join the conference call by dialing 800-374-0113. International callers may join the teleconference by dialing 706-758-9607. A replay will be available beginning two hours after the conclusion of the call. The replay number is 800-642-1687. International callers interested in listening to the replay should dial 706-645-9291. Finally, a live web cast (voice only) of the conference call will be accessible from the Investor section of the Company’s web site at http://investor.blockbuster.com. Following the live web cast, an archived version will be available on Blockbuster’s web site. Further details regarding the Company’s results may be found in its upcoming Form 10-K for the year ended January 4, 2009 or other filings from time-to-time with the Securities and Exchange Commission.

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may also be included from time to time in our other public filings, press releases, our website and oral and written presentations by management. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “predicts,” “targets,” “seeks,” “could,” “intends,” “foresees” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our strategies, initiatives, objectives, plans or goals are forward-looking. These forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict. Therefore, actual results may vary materially from what is expressed in or indicated by the forward-

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Blockbuster Inc. Fourth Quarter and Fiscal Year Ended January 4, 2009 Financial Results Release

looking statements. The risk factors set forth under “Item 1A. Risk Factors” in our Annual Reports on Form 10-K and other matters discussed from time to time in our filings with the Securities and Exchange Commission, including the “Disclosure Regarding Forward-Looking Information” and “Risk Factors” sections of our Quarterly Reports on Form 10-Q, among others, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements. Currently, the risks and uncertainties that may most directly impact our future results include (i) our impending debt maturities and whether or not our efforts to refinance this debt are successful; (ii) whether or not we are able to otherwise improve our liquidity position by managing cash and minimizing our need for external capital; and (iii) whether or not we will receive a going concern opinion from our independent registered public accounting firm, which if not cured or waived, could result in a default under our credit agreement and in the acceleration of the outstanding debt thereunder and under other of our debt agreements and certain of our leases.In the event that the risks disclosed in our public filings and those discussed above cause results to differ materially from those expressed in our forward-looking statements, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. Accordingly, our investors are cautioned not to place undue reliance on these forward-looking statements because, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. Further, the forward-looking statements included in this release and those included from time to time in our other public filings, press releases, our website and oral and written presentations by management are only made as of the respective dates thereof. We undertake no obligation to update publicly any forward-looking statement in this release or in other documents, our website or oral statements for any reason, even if new information becomes available or other events occur in the future.

About Blockbuster

Blockbuster Inc. is a leading global provider of in-home movie and game entertainment, with over 7,400 stores throughout the Americas, Europe, Asia and Australia. The Company may be accessed worldwide at www.blockbuster.com.

Press Contacts:	Investor Relations Contact:

Karen Raskopf	Kellie Nugent
Senior Vice President, Corporate Communications	Director, Investor Relations
214.854.3190	214.854.4442

OR

Randy Hargrove
Senior Director, Corporate Communications
214.854.3190

Financial Tables to Follow

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BLOCKBUSTER INC.

COMPARATIVE FINANCIAL HIGHLIGHTS

(In millions, except per share amounts)

	Fiscal Quarter Ended		Fiscal Year Ended
	January 4, 2009	January 6, 2008	January 4, 2009	January 6, 2008
Revenues:
Base rental revenues	$773.4	$931.8	$3,238.5	$3,426.2
Previously rented product (“PRP”) revenues	143.9	171.4	627.3	656.3

Total rental revenues	917.3	1,103.2	3,865.8	4,082.5
Merchandise sales	457.9	455.1	1,389.4	1,400.1
Other revenues	9.5	8.8	32.7	59.8

	1,384.7	1,567.1	5,287.9	5,542.4

Cost of sales:
Cost of rental revenues	329.7	410.0	1,467.0	1,604.0
Cost of merchandise sold	372.7	360.0	1,098.4	1,073.8

	702.4	770.0	2,565.4	2,677.8

Gross profit	682.3	797.1	2,722.5	2,864.6

Operating expenses:
General and administrative	524.2	642.9	2,306.6	2,525.1
Advertising	27.2	35.1	122.0	194.0
Depreciation and intangible amortization	37.3	43.7	152.2	185.7
Impairment of goodwill and other long-lived assets	435.0	2.2	435.0	2.2
Gain on sale of Gamestation	—	—	—	(81.5)

	1,023.7	723.9	3,015.8	2,825.5

Operating income (loss)	(341.4)	73.2	(293.3)	39.1
Interest expense	(17.5)	(23.3)	(73.0)	(88.7)
Interest income	0.3	1.4	2.5	6.5
Other items, net	9.5	—	15.6	(1.5)

Income (loss) from continuing operations before income taxes	(349.1)	51.3	(348.2)	(44.6)
Provision for income taxes	(10.7)	(9.4)	(25.6)	(29.6)

Income (loss) from continuing operations	(359.8)	41.9	(373.8)	(74.2)
Income (loss) from discontinued operations, net of tax	—	(0.9)	(0.3)	0.4

Net income (loss)	(359.8)	41.0	(374.1)	(73.8)
Preferred stock dividends	(2.9)	(2.9)	(11.3)	(11.3)

Net income (loss) applicable to common stockholders	$(362.7)	$38.1	$(385.4)	$(85.1)

Net income (loss) per common share:
Basic
Continuing operations	$(1.89)	$0.20	$(2.01)	$(0.45)
Discontinued operations	—	—	—	—

Net income (loss)	$(1.89)	$0.20	$(2.01)	$(0.45)

Weighted average common shares outstanding:
Basic	192.1	191.1	191.8	190.3

Net income (loss) per common share:
Diluted
Continuing operations	$(1.89)	$0.19	$(2.01)	$(0.45)
Discontinued operations	—	(0.01)	—	—

Net income (loss)	$(1.89)	$0.18	$(2.01)	$(0.45)

Weighted average common shares outstanding:
Diluted	192.1	221.7	191.8	190.3

BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in millions)

Revenues by Product Line:

	Fiscal Quarter Ended January 4, 2009		Fiscal Quarter Ended January 6, 2008		Fiscal Year Ended January 4, 2009		Fiscal Year Ended January 6, 2008
	Revenues	Percent of Total	Revenues	Percent of Total	Revenues	Percent of Total	Revenues	Percent of Total
Domestic
Rental revenues
Movies	$551.8	59.7%	$645.0	64.7%	$2,272.4	63.4%	$2,389.3	66.3%
Games	62.3	6.7%	59.5	6.0%	219.9	6.1%	220.6	6.1%
PRP	116.1	12.6%	135.0	13.5%	492.7	13.7%	527.3	14.6%

Total rental revenues	730.2	79.0%	839.5	84.2%	2,985.0	83.2%	3,137.2	87.0%

Merchandise sales
Movies	79.3	8.6%	81.6	8.2%	227.4	6.3%	221.2	6.1%
Games	54.1	5.8%	19.3	1.9%	155.0	4.3%	47.4	1.3%
Other	55.7	6.0%	50.7	5.1%	200.1	5.6%	177.9	4.9%

Total merchandise sales	189.1	20.4%	151.6	15.2%	582.5	16.2%	446.5	12.3%

Other revenues	5.7	0.6%	6.1	0.6%	23.3	0.6%	24.2	0.7%

Total domestic revenues	$925.0	100.0%	$997.2	100.0%	$3,590.8	100.0%	$3,607.9	100.0%

International
Rental revenues
Movies	$144.5	31.5%	$209.0	36.6%	$688.6	40.6%	$756.9	39.1%
Games	14.8	3.2%	18.3	3.2%	57.6	3.4%	59.4	3.1%
PRP	27.8	6.0%	36.4	6.4%	134.6	7.9%	129.0	6.7%

Total rental revenues	187.1	40.7%	263.7	46.2%	880.8	51.9%	945.3	48.9%

Merchandise sales
Movies	62.4	13.6%	80.2	14.1%	195.1	11.5%	222.9	11.5%
Games	159.4	34.7%	169.3	29.7%	433.2	25.5%	549.1	28.4%
Other	47.0	10.2%	54.0	9.5%	178.6	10.5%	181.6	9.4%

Total merchandise sales	268.8	58.5%	303.5	53.3%	806.9	47.5%	953.6	49.3%

Other revenues	3.8	0.8%	2.7	0.5%	9.4	0.6%	35.6	1.8%

Total international revenues	$459.7	100.0%	$569.9	100.0%	$1,697.1	100.0%	$1,934.5	100.0%

Total consolidated revenues	$1,384.7		$1,567.1		$5,287.9		$5,542.4

Gross Profit by Product Line:

	Fiscal Quarter Ended January 4, 2009		Fiscal Quarter Ended January 6, 2008		Fiscal Year Ended January 4, 2009		Fiscal Year Ended January 6, 2008
	Gross Profit	Percent of Revenue	Gross Profit	Percent of Revenue	Gross Profit	Percent of Revenue	Gross Profit	Percent of Revenue
Domestic
Rental	$454.1	62.2%	$508.3	60.5%	$1,788.1	59.9%	$1,822.9	58.1%
Merchandise	28.1	14.9%	34.2	22.6%	106.0	18.2%	121.9	27.3%
Other	5.7	100.0%	6.1	100.0%	23.3	100.0%	24.2	100.0%

Total domestic	487.9	52.7%	548.6	55.0%	1,917.4	53.4%	1,969.0	54.6%

International
Rental	133.5	71.4%	184.9	70.1%	610.7	69.3%	655.6	69.4%
Merchandise	57.1	21.2%	60.9	20.1%	185.0	22.9%	204.4	21.4%
Other	3.8	100.0%	2.7	100.0%	9.4	100.0%	35.6	100.0%

Total international	194.4	42.3%	248.5	43.6%	805.1	47.4%	895.6	46.3%

Total consolidated	$682.3	49.3%	$797.1	50.9%	$2,722.5	51.5%	$2,864.6	51.7%

BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

Selling, General and Administrative (SG&A) Comparison

(Dollars in millions)

Selling, General and Administrative Expenses:

	Fiscal Quarter Ended January 4, 2009		Fiscal Quarter Ended January 6, 2008		Fiscal Year Ended January 4, 2009		Fiscal Year Ended January 6, 2008
	SG&A Expense	Percent of Revenue	SG&A Expense	Percent of Revenue	SG&A Expense	Percent of Revenue	SG&A Expense	Percent of Revenue
Domestic
Advertising	$18.3	1.4%	$22.7	1.5%	$85.9	1.6%	$150.5	2.7%
G&A expense – store (4 wall)	317.7	22.9%	362.0	23.1%	1,338.2	25.3%	1,402.5	25.3%
G&A expense – corporate and other	70.4	5.1%	92.2	5.9%	316.4	6.0%	397.8	7.2%
International
Advertising	8.9	0.6%	12.4	0.8%	36.1	0.7%	43.5	0.8%
G&A expense	136.1	9.8%	188.7	12.0%	652.0	12.3%	724.8	13.1%

Total SG&A	$551.4	39.8%	$678.0	43.3%	$2,428.6	45.9%	$2,719.1	49.1%

Facilities Statistics:

	As of January 4, 2009
	Domestic			International
	Total Number	Avg Sq Footage	Total Sq Footage	Total Number	Avg Sq Footage	Total Sq Footage
		(in thousands)	(in thousands)		(in thousands)	(in thousands)
Stores	3,878	5.5	21,484	1,928	3.1	5,943
Distribution centers	39	N/A	1,121	7	N/A	199
Corporate/regional offices	12	N/A	416	7	N/A	117

BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in millions)

Other Information: Revenue

	Fiscal Quarter Ended		Fiscal Year Ended
	January 4, 2009	January 6, 2008	January 4, 2009	January 6, 2008
Domestic same-store revenues increase (decrease)
Rental revenues	(2.6)%	(3.1)%	1.2%	(7.2)%
Merchandise sales	36.5%	11.7%	37.4%	(3.7)%
Total revenues	4.4%	(0.9)%	6.4%	(6.9)%
International same-store revenues increase (decrease)
Rental revenues	(5.9)%	0.5%	(2.8)%	(2.8)%
Merchandise sales	10.1%	20.3%	2.4%	23.3%
Total revenues	2.8%	10.0%	(0.4)%	7.5%
Worldwide same-store revenues increase (decrease)
Rental revenues	(3.5)%	(2.2)%	0.1%	(6.1)%
Merchandise sales	18.8%	17.0%	14.6%	11.6%
Total revenues	3.7%	2.9%	3.9%	(2.3)%

Cash Flow Data:

	Fiscal Quarter Ended		Fiscal Year Ended
	January 4, 2009	January 6, 2008	January 4, 2009	January 6, 2008
Net cash provided by (used for) operating activities	$152.1	$145.2	$51.0	$(56.2)
Net cash provided by (used for) investing activities	$(42.7)	$(9.3)	$(116.5)	$76.7
Net cash provided by (used for) financing activities	$(39.3)	$(85.0)	$49.4	$(241.0)
Capital Expenditures	$42.0	$22.4	$118.1	$74.4

Balance Sheet Information:

	January 4, 2009	January 6, 2008
Cash and cash equivalents	$154.9	$184.6
Merchandise inventories	$432.8	$343.9
Rental library	$355.8	$441.1
Accounts payable	$427.3	$472.8
Total debt (including capital lease obligations)	$817.8	$757.8

BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

Worldwide Store Count Information:

	Fiscal Year Ended
	January 4, 2009	January 6, 2008
Domestic company-owned stores:
Beginning	4,005	4,255
Additions/purchases	42	39
Closures/sales	(169)	(289)

Ending	3,878	4,005

International company-owned stores:
Beginning	2,068	2,296
Additions/purchases	21	101
Closures/sales	(161)	(329)

Ending	1,928	2,068

Franchised stores:
Beginning	1,757	1,809
Additions/purchases	81	80
Closures/sales	(239)	(132)

Ending	1,599	1,757

Total stores worldwide:
Beginning	7,830	8,360
Additions/purchases	144	220
Closures/sales	(569)	(750)

Ending	7,405	7,830

BLOCKBUSTER INC.

DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Dollars in millions)

For the fiscal quarter and fiscal year ended January 4, 2009, the Company reports adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) excluding costs incurred for store closures, severance, impairment of goodwill and other long-lived assets and costs incurred to explore the acquisition of Circuit City Stores, Inc.

For the fiscal quarter and fiscal year ended January 6, 2008, the Company reports adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) excluding charges related to costs incurred for store closures, severance and impairment of goodwill and other long-lived assets. Additionally, for the fiscal year ended January 6, 2008, the Company reports adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) excluding the gain on sale of Gamestation and proceeds from the termination of our Brazilian franchise agreement.

Adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission and are not measures of operating performance calculated in accordance with GAAP. As a result, adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) should not be considered in isolation of, or as a substitute for, income (loss) from continuing operations, net income (loss) per common share and operating income (loss) as indicators of operating performance. Adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss), as the Company calculates them, may not be comparable to similarly titled measures employed by other companies.

Management believes excluding the recurring and non-recurring items listed below from the Company’s financial results provides investors with a clearer perspective of the current underlying operating performance of the Company, a clearer comparison to current period results and greater transparency regarding supplemental information used by management in its financial and operational decision making. Management uses these non-GAAP financial measures as an internal measure of business operating performance, to establish operational goals, to allocate resources and to analyze trends. Income (loss) from continuing operations is the financial measure calculated and presented in accordance with GAAP that is most comparable to adjusted net income (loss). Operating income (loss) is the financial measure calculated and presented in accordance with GAAP that is most comparable to adjusted operating income (loss).

	Fiscal Quarter Ended		Fiscal Year Ended
	January 4, 2009	January 6, 2008	January 4, 2009	January 6, 2008
Reconciliation of adjusted net income (loss):
Income (loss) from continuing operations	$(359.8)	$41.9	$(373.8)	$(74.2)
Adjustments to reconcile income (loss) from continuing operations to adjusted net income (loss):
Termination of Brazilian franchise agreement, net of tax (non-recurring)	—	—	—	(17.0)
Store closure costs including lease terminations (recurring)	1.9	0.4	11.6	15.4
Severance costs (non-recurring)	3.3	13.3	4.6	30.8
Impairment of goodwill and other long-lived assets	435.0	2.2	435.0	2.2
Costs incurred to explore the acquisition of Circuit City Stores, Inc. (non-recurring)	—	—	1.9	—
Gain on sale of Gamestation (non-recurring)	—	—	—	(81.5)

Adjusted net income (loss)	80.4	57.8	79.3	(124.3)
Preferred stock dividends	(2.9)	(2.9)	(11.3)	(11.3)

Adjusted net income (loss) applicable to common stockholders	$77.5	$54.9	$68.0	$(135.6)

Adjusted net income (loss) per common share – diluted	$0.40	$0.26	$0.35	$(0.71)

Reconciliation of adjusted operating income (loss):
Operating income (loss)	$(341.4)	$73.2	$(293.3)	$39.1
Adjustments to reconcile operating income (loss) to adjusted operating income (loss):
Termination of Brazilian franchise agreement (non-recurring)	—	—	—	(20.0)
Store closure costs including lease terminations (recurring)	1.9	0.4	11.6	15.4
Severance costs (non-recurring)	3.3	13.3	4.6	30.8
Impairment of goodwill and other long-lived assets	435.0	2.2	435.0	2.2
Costs incurred to explore the acquisition of Circuit City Stores, Inc. (non-recurring)	—	—	1.9	—
Gain on sale of Gamestation (non-recurring)	—	—	—	(81.5)

Adjusted operating income (loss)	$98.8	$89.1	$159.8	$(14.0)

BLOCKBUSTER INC.

DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Dollars in millions)

For the fiscal quarter and fiscal year ended January 4, 2009, the Company reports adjusted earnings before interest, taxes, depreciation and amortization ("adjusted EBITDA") excluding costs incurred for store closures, severance, impairment of goodwill and other long-lived assets, costs incurred to explore the acquisition of Circuit City Stores, Inc. and stock compensation.

For the fiscal quarter and fiscal year ended January 6, 2008, the Company reports adjusted EBITDA excluding costs incurred for store closures, severance, impairment of goodwill and other long-lived assets and stock compensation. Additionally, for the fiscal year ended January 6, 2008, the Company reports adjusted EBITDA excluding proceeds from the gain on sale of Gamestation and the termination of our Brazilian franchise agreement.

Adjusted EBITDA is a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission and is not a measure of operating performance calculated in accordance with GAAP. As a result, adjusted EBITDA should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance. Adjusted EBITDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.

Management believes excluding the recurring and non-recurring items listed under EBITDA below from the Company’s financial results provides investors with a clearer perspective of the current underlying operating performance of the Company, a clearer comparison to current period results and greater transparency regarding supplemental information used by management in its financial and operational decision making.

In addition, management believes that adjusting the Company’s financial results to exclude income (loss) from discontinued operations, net of tax, interest and other income, net and depreciation and amortization of intangibles also provides investors with a clearer perspective of the current underlying operating performance of the Company and a clearer comparison to current period results.

Management uses adjusted EBITDA as an internal measure of business operating performance, to establish operational goals, to allocate resources and to analyze trends. Net income (loss) is the financial measure calculated and presented in accordance with GAAP that is most comparable to adjusted EBITDA.

	Fiscal Quarter Ended		Fiscal Year Ended
	January 4, 2009	January 6, 2008	January 4, 2009	January 6, 2008
Reconciliation of adjusted EBITDA:
Net income (loss)	$(359.8)	$41.0	$(374.1)	$(73.8)
Adjustments to reconcile net income (loss) to adjusted EBITDA:
(Income) loss from discontinued operations, net of tax	—	0.9	0.3	(0.4)
Provision for income taxes	10.7	9.4	25.6	29.6
Interest and other income, net	7.7	21.9	54.9	83.7
Impairment of goodwill and other long-lived assets	435.0	2.2	435.0	2.2
Depreciation and intangible amortization	37.3	43.7	152.2	185.7

EBITDA	$130.9	$119.1	$293.9	$227.0

Lease termination costs incurred for store closures (recurring)	0.6	0.4	4.6	9.1
Termination of Brazilian franchise agreement (non-recurring)	—	—	—	(20.0)
Severance costs (non-recurring)	3.3	13.3	4.6	30.8
Costs incurred to explore the acquisition of Circuit City Stores, Inc. (non-recurring)	—	—	1.9	—
Gain on sale of Gamestation (non-recurring)	—	—	—	(81.5)
Stock compensation (recurring)	1.4	4.7	14.1	14.6

Adjusted EBITDA	$136.2	$137.5	$319.1	$180.0

The following table presents consolidated financial information, including a reconciliation of adjusted EBITDA, a non-GAAP financial measure, to net income, the most comparable GAAP financial measure.

	Guidance Range
	Low	High
Full Year 2009 Guidance Reconciliation:
Net income (loss)	$40.0	$60.0
Adjustments to reconcile net income (loss) to adjusted EBITDA:
Provision for income taxes	25.0	25.0
Interest and other income, net	99.0	99.0
Depreciation and intangible amortization	124.0	124.0
Stock compensation	17.0	17.0

Adjusted EBITDA	$305.0	$325.0

BLOCKBUSTER INC.

DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Dollars in millions)

Free cash flow reflects the Company’s net cash flow provided by (used for) operating activities less capital expenditures. The Company uses free cash flow, among other things, to evaluate its operating performance and as a measure of liquidity. Management believes free cash flow provides investors with an important perspective on the cash available for debt service, acquisitions and stockholders after making the capital investments required to support ongoing business operations and long-term value creation. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management and helps improve their ability to understand the Company's operating performance. In addition, free cash flow is also a measure used by the Company’s investors and analysts for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Free cash flow is a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission and is not a measure of performance calculated in accordance with GAAP. As a result, free cash flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or net cash flow provided by (used for) operating activities as a measure of liquidity. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company's ability to fund its cash needs. As the Company uses free cash flow as a measure of performance and as a measure of liquidity, the tables below reconcile free cash flow to both net income (loss) and net cash flow provided by (used for) operating activities, the most directly comparable financial measures reported under GAAP.

The following table provides a reconciliation of net cash flow provided by (used for) operating activities to free cash flow:

	Fiscal Quarter Ended		Fiscal Year Ended
	January 4, 2009	January 6, 2008	January 4, 2009	January 6, 2008
Net cash provided by (used for) operating activities	$152.1	$145.2	$51.0	$(56.2)
Adjustments to reconcile net cash flow used for operating activities to free cash flow:
Capital expenditures	(42.0)	(22.4)	(118.1)	(74.4)

Free cash flow	$110.1	$122.8	$(67.1)	$(130.6)

The following table provides a reconciliation of net income (loss) to free cash flow:

	Fiscal Quarter Ended		Fiscal Year Ended
	January 4, 2009	January 6, 2008	January 4, 2009	January 6, 2008
Net income (loss)	$(359.8)	$41.0	$(374.1)	$(73.8)
Adjustments to reconcile net income (loss) to free cash flow:
Depreciation and intangible amortization	37.3	43.7	152.2	185.7
Impairment of goodwill and other long-lived assets	435.0	2.2	435.0	2.2
Non-cash share-based compensation expense	1.4	4.7	14.1	14.6
Capital expenditures	(42.0)	(22.4)	(118.1)	(74.4)
Rental library purchases, net of rental amortization	10.8	(8.3)	71.3	31.2
Changes in operating assets and liabilities	27.4	65.5	(248.6)	(131.0)
Changes in deferred taxes and other	—	(3.6)	1.1	(3.6)
Gain on sale of Gamestation	—	—	—	(81.5)

Free cash flow	$110.1	$122.8	$(67.1)	$(130.6)